Exhibit 32

Certifications
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Investors Title Company, a North Carolina corporation (the "Company"), does hereby certify that:

(i) The Annual Report on Form 10-K for the year ended December 31, 2005 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and

(ii) information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 21, 2006
/s/ J. Allen Fine
J. Allen Fine
Chief Executive Officer

Dated: March 21, 2006
/s/ James A. Fine, Jr.
James A. Fine, Jr.
Chief Financial Officer